Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT
Subsidiaries
The subsidiaries as of December 31, 2022, all of which are included in the consolidated financial statements, are shown below, in accordance with s410 of the Companies Act.

Name	Country of Incorporation
Bio-Found Limited	England and Wales
Indivior Austria GmbH	Austria
Indivior Belgium SRL	Belgium
Indivior Canada Ltd	Canada
Indivior Česko s.r.o	Czech Republic
Indivior Deutschland GmbH	Germany
Indivior España S.L.U.	Spain
Indivior EU Limited	England and Wales
Indivior Europe Limited	Ireland
Indivior Finance LLC	US
Indivior Finance (2014) LLC	US
Indivior Finance S.àr.l	Luxembourg
Indivior France SAS	France
Indivior Global Holdings Limited	England and Wales
Indivior Hrvatska d.o.o.	Croatia
Indivior Inc.	US
Indivior Israel Ltd	Israel
Indivior Italia S.r.l	Italy
Indivior Jersey Limited	Jersey
Indivior Jersey Finance LLC	US
Indivior Jersey Finance (2021) Limited	Jersey
Indivior Nederland B.V.	Netherlands
Indivior Nordics ApS	Denmark
Indivior Pty Ltd	Australia
Indivior Schweiz AG	Switzerland
Indivior SMTM LLC	US
Indivior Solutions Inc.	US
Indivior South Africa (Pty) Ltd	South Africa
Indivior Treatment Services, Inc.	US
Indivior UK Limited	England and Wales
Indivior UK Finance Limited	England and Wales
Indivior UK Finance Lending Limited	England and Wales

Exhibit 8.1

Indivior UK Finance No1 Limited	England and Wales
Indivior UK Finance No2 Limited	England and Wales
Indivior UK Finance No3 Limited	England and Wales
Indivior US Holdings Inc.	US
RBP Global Holdings Limited	England and Wales
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